Exhibit 99.1



                                                     P.O. Box 834
                                                     Valley Forge, PA 19482-0834
                                                     70 Valley Stream Parkway
                                                     Malvern, PA  19355

     News Release
     ---------------------------------------------------------------------------

Contacts:

Susan G. Gaffney                   Veronica L. Rosa              Steve Eck
Investor Relations                 Investor Relations            Media Relations
610-408-7292                       610-408-7196                  610-408-7295
sgaffney@ikon.com                  vrosa@ikon.com                seck@ikon.com
-----------------                  -----------------             ---------------



              IKON OFFICE SOLUTIONS announceS First QUARTER results

                   Operating Margin Improvement Marks Quarter

                      Company Takes Restructuring Charge To
 Consolidate Facilities and Implement Further Productivity-Building Initiatives

Valley Forge,  Pennsylvania  - January 26, 2000 - IKON Office  Solutions  (NYSE:
IKN) today reported results for the first quarter of fiscal 2000. IKON generated net income of $22.8 million, or $.15 per share, excluding a pre-tax restructuring charge of $105 million, or an after-tax charge of $.52 per share. Including the charge, the Company reported a net loss of $55.6 million, or $.37 per share. For the first quarter of fiscal 1999, the Company had reported net income of $28.7 million, or $.19 per share, including a gain from asset securitization of $.06 per share.

"Our operating margin improvement this quarter signifies that our ongoing competitiveness and productivity initiatives are taking hold and delivering results," said James J. Forese, President and Chief Executive Officer. "I am optimistic that we are on the right course and making progress. We are seeing efficiency gains in lower administrative costs as a result of our centralization of key support areas that will allow us to continue to make investments for growth - our top priority this fiscal year."

Revenues for the quarter were $1.33  billion,  a 2.6%  decrease  from the fourth quarter of fiscal 1999 and a 3.6% decrease from the same period a year ago, excluding the securitization gain. The revenue decline can be attributed to customers' Y2K delays industry-wide that mostly affected the Company's

Technology Services business, a continued backlog of Canon digital products that is expected to ease in the second quarter, and the cumulative impact of the reduced sales force from last fiscal year.

"We have made steady progress in recruiting sales representatives in the areas of strongest growth - such as color, high-volume, outsourcing and major accounts. Through this effort and reduced attrition, the net addition to our sales force was approximately 175 representatives in the first quarter. However, we have not yet seen additional revenue because of the time it takes new representatives to ramp up and become fully productive," Mr. Forese said.

Revenues in key areas of opportunity, such as digital and higher volume equipment and outsourcing, did show signs of growth during the first quarter. Digital sales of color and black-and-white equipment continue to increase as a percent of total equipment revenues - up to 79% compared to 69% last quarter. Revenues from outsourcing contracts were up 15% from the first quarter of fiscal 1999 and up 10% sequentially, and IKON's higher volume equipment base grew 4% sequentially.

"Also of particular note is our European business which is on a fully-integrated services model. Revenues were up 2.5% from the first quarter of the prior year, despite a year-over-year decline in the technology service business due to Y2K deferrals in Europe. This growth is further evidence that we are winning business and growing through the delivery of integrated solutions to our customers," Mr. Forese stated.

During the quarter the Company continued to make investments and progress on its growth strategy by:

o Developing a branding campaign that is scheduled to launch in February. The campaign focuses on how IKON's broad array of products and services helps businesses communicate, and will use the positioning, "IKON: The Way Business Gets CommunicatedSM" to represent IKON's ability to understand its customers' business communications needs and deliver customized solutions uniquely matched to those needs.

o Expanding its products and services portfolio with the launch of the Canon imageRUNNER 110 high-volume digital production copier/printer and additional digital devices from Ricoh. In the second quarter the Company will continue to develop relationships with vendors for cluster printing, document management workflow and network print volume assessments. Rounding out its full range of offerings for the legal industry, IKON also recently announced the launch of the Virtual File Room(TM), an Internet-based litigation management solution that provides attorneys with rapid access to electronic case documents.

o    Adopting a national  Technology  Services  platform  to promote  growth and
     productivity,   focused  on  education,  e-business  development,   network
     assessment and consulting, project management and security.

o Focusing its Business Document Services locations on a digital, print-on-demand strategy to aid in the integration of these production facilities with the Company's growing facilities management business and to leverage the strength of its Digital Express(R) network to provide Internet data repository and printing services.

o Developing programs to increase sales productivity through national sales training and a Web-based sales automation tool, as well as enhanced customer service and billing capabilities that will free up sales representatives to spend more time on customer consulting and sales.

The Company also announced a restructuring plan to address underperformance in certain Technology Services, Business Document Services and Business Information Services locations, to consolidate real estate and to implement certain productivity initiatives, which resulted in a pre-tax restructuring charge of $105 million for the quarter.

"We believe the approximate savings from these programs will be $15 million during fiscal 2000 and $45 million on an annualized basis. This restructuring will significantly aid our efforts to convert fully to an operating company and will position us for sustained productivity improvements as we focus on revenue growth," Mr. Forese stated.

The restructuring charge includes actions relating to:

o Consolidation, disposition or right-sizing of certain underperforming and specific non-strategic Technology Services, Business Document Services and Business Information Services locations. Approximately 65 locations will be affected, two-thirds of which will be consolidated to leverage back-office operations and co-location with other IKON units. The restructuring will further aid our implementation of consistent, national service offerings in these business units.

o A real estate strategy to close or consolidate more than 140 facilities to achieve cost savings as well as increased administrative and marketing synergies by co-locating its businesses.

o    Severance  related  to  various  productivity   initiatives  that  will  be
     implemented within the next 12 months in the areas of inventory management, purchasing, finance/accounting and other administrative functions.

"We have made steady progress in increasing our efficiency and productivity, and I am confident that we have the right strategy in place to take advantage of the growing opportunities in our industry. As I have stated before, we will not see the results of these initiatives overnight - they will take time and a lot of hard work - but we are clearly on the right course. In the upcoming quarter we anticipate earnings improvement of 12% to 15% sequentially and revenue growth for the same period of close to 3%." Mr. Forese concluded.

A complete replay of IKON's conference call with investors will be available over the Internet on IKON's investor relations home page. To listen, go to ikon.com/corporate info and click on Investor Relations.

IKON Office Solutions (www.ikon.com) is one of the world's leading providers of products and services that help businesses communicate. IKON provides customers with total business solutions for every office, production and outsourcing need, including copiers and printers, color solutions, distributed printing, facilities management, imaging and legal outsourcing solutions, as well as network design and consulting, application development and technology training. With fiscal 1999 revenues of $5.5 billion, IKON has nearly 950 locations worldwide including the United States, Canada, Mexico, the United Kingdom, France, Germany, Ireland, and Denmark.

This news release includes information which may constitute forward-looking statements within the meaning of the federal securities laws, including, but not limited to: statements concerning expected revenue growth, cost savings and increased productivity and margins resulting from IKON's growth and productivity initiatives; and statements concerning the restructuring charge, expected savings and operational benefits relating to certain planned asset dispositions and consolidations. Although IKON believes the expectations contained in such forward-looking statements are reasonable, it can give no assurances that such expectations will prove correct. Such forward-looking statements are based upon management's current plans or expectations and are subject to a number of risks and uncertainties, including, but not limited to, risks and uncertainties relating to conducting operations in a competitive environment and a changing industry; delays, difficulties, management transitions and employment issues associated with consolidation of, and/or changes in business operations; managing the integration of existing and acquired companies; risks and uncertainties associated with existing or future vendor relationships; and general economic conditions. Certain additional risks and uncertainties are set forth in IKON's 1999 Annual Report on Form 10-K/A filed with the Securities and Exchange Commission. As a consequence of these and other risks and uncertainties, IKON's current plans, anticipated actions and future financial condition and results may differ materially from those expressed in any forward-looking statements.

                                      # # #

IKON Office Solutions, Inc.

FINANCIAL SUMMARY (in thousands, except earnings per share)

                                                                                       First Quarter Fiscal
                                                                -------------------------------------------------------------------
                                                                      2000                    1999                   % Change
                                                                -----------------       -----------------      --------------------
Revenues
Net sales                                                     $          668,482      $          707,719                (5.5)%
Service and rentals                                                      582,921                 601,259                (3.0)
Finance income                                                            81,097                  87,439                (7.3)
---------------------------------------------------------------------------------------------------------
                                                                       1,332,500               1,396,417                (4.6)
---------------------------------------------------------------------------------------------------------

Costs and Expenses
Cost of goods sold                                                       451,092                 471,746                (4.4)
Service and rental costs                                                 345,438                 349,881                (1.3)
Finance interest expense                                                  39,452                  32,680                20.7
Selling and administrative                                               438,223                 468,963                (6.6)
Restructuring charge                                                     105,340
---------------------------------------------------------------------------------------------------------
                                                                       1,379,545               1,323,270                 4.3
---------------------------------------------------------------------------------------------------------

Operating income (loss)                                                  (47,045)                 73,147
Interest expense                                                          15,994                  19,547               (18.2)
---------------------------------------------------------------------------------------------------------
Income (loss) before income taxes (benefit)                              (63,039)                 53,600
Income taxes (benefit)                                                    (7,403)                 24,924
---------------------------------------------------------------------------------------------------------
Net income (loss)                                             $          (55,636)     $           28,676
                                                                =================       =================


Basic Earnings (Loss) Per Share                                           ($0.37)                  $0.19
                                                                =================       =================

Diluted Earnings (Loss) Per Share                                         ($0.37)                  $0.19
                                                                =================       =================

Weighted Average Common Shares Outstanding, Basic                        149,279                 148,349                 0.6 %
                                                                =================       =================

Weighted Average Common Shares Outstanding, Diluted                      149,279                 148,907                 0.2 %
                                                                =================       =================


Operations Analysis:
      Gross profit %, net sales                                            32.5%                   33.3%
      Gross profit %, service and rentals                                  40.7%                   41.8%
      Gross profit %, finance subsidiaries                                 51.4%                   62.6%
      Total gross profit %                                                 37.3%                   38.8%
      SG&A as a % of revenue                                               32.9%                   33.6%
      Operating income (loss) % of revenue                                 (3.5%)                   5.2%
      Oper inc % of rev, excl restructuring charge in fiscal
         2000 and gain on asset securitization in fiscal 1999               4.4%                    4.3%

IKON Office Solutions, Inc.

FINANCIAL SUMMARY (in thousands, except earnings per share)
EXCLUDING SPECIAL ITEMS

                                                                               First Quarter Fiscal
                                                        -------------------------------------------------------------------
                                                              2000                    1999                   % Change
                                                        -----------------       -----------------      --------------------
Revenues
Net sales                                             $          668,482      $          707,719                (5.5)%
Service and rentals                                              582,921                 601,259                (3.0)
Finance income                                                    81,097                  73,106 *              10.9
-------------------------------------------------------------------------------------------------
                                                               1,332,500               1,382,084                (3.6)
-------------------------------------------------------------------------------------------------

Costs and Expenses
Cost of goods sold                                               451,092                 471,746                (4.4)
Service and rental costs                                         345,438                 349,881                (1.3)
Finance interest expense                                          39,452                  32,680                20.7
Selling and administrative                                       438,223                 468,963                (6.6)
-------------------------------------------------------------------------------------------------
                                                               1,274,205 **            1,323,270                (3.7)
-------------------------------------------------------------------------------------------------

Operating income                                                  58,295                  58,814
Interest expense                                                  15,994                  19,547               (18.2)
-------------------------------------------------------------------------------------------------
Income before taxes                                               42,301                  39,267
Income taxes                                                      19,458                  19,191
-------------------------------------------------------------------------------------------------
Net income                                            $           22,843      $           20,076
                                                        =================       =================


Basic Earnings Per Share                                           $0.15                   $0.13
                                                        =================       =================

Diluted Earnings Per Share                                         $0.15                   $0.13
                                                        =================       =================

Weighted Average Common Shares Outstanding, Basic                149,279                 148,349                 0.6 %
                                                        =================       =================

Weighted Average Common Shares Outstanding, Diluted              149,443 ***             148,907                 0.4 %
                                                        =================       =================


Operations Analysis:
      Gross profit %, net sales                                    32.5%                   33.3%
      Gross profit %, service and rentals                          40.7%                   41.8%
      Gross profit %, finance subsidiaries                         51.4%                   55.3%
      Total gross profit %                                         37.3%                   38.2%
      SG&A as a % of revenue                                       32.9%                   33.9%
      Operating income % of revenue                                 4.4%                    4.3%

*    Excludes $14.3 million gain from asset securitization
**   Excludes $105.3 million restructuring charge
*** As a result of exclusion items, shares that were previously excluded because of a net loss, are now included in the diluted earnings per share calculation

This information is provided for additional analysis and is not intended to be a presentation in accordance with generally accepted accounting principles.

IKON Office Solutions, Inc.

FINANCIAL SUMMARY (in thousands, except earnings per share)

                                                                 First Quarter           Fourth Quarter
                                                                      Fiscal                  Fiscal
                                                                       2000                    1999                   % Change
                                                                 -----------------       -----------------      --------------------
Revenues
Net sales                                                      $          668,482      $          717,970                (6.9)%
Service and rentals                                                       582,921                 577,780                 0.9
Finance income                                                             81,097                  71,860                12.9
----------------------------------------------------------------------------------------------------------
                                                                        1,332,500               1,367,610                (2.6)
----------------------------------------------------------------------------------------------------------

Costs and Expenses
Cost of goods sold                                                        451,092                 482,843                (6.6)
Service and rental costs                                                  345,438                 341,886                 1.0
Finance interest expense                                                   39,452                  34,137                15.6
Selling and administrative                                                438,223                 452,447                (3.1)
Shareholder litigation settlement                                                                 101,106
Restructuring charge                                                      105,340
----------------------------------------------------------------------------------------------------------
                                                                        1,379,545               1,412,419                (2.3)
----------------------------------------------------------------------------------------------------------

Operating loss                                                            (47,045)                (44,809)
Interest expense                                                           15,994                  15,652                 2.2
----------------------------------------------------------------------------------------------------------
Loss before income tax benefit                                            (63,039)                (60,461)
Income tax benefit                                                         (7,403)                (15,476)
----------------------------------------------------------------------------------------------------------
Net loss                                                       $          (55,636)     $          (44,985)
                                                                 =================       =================


Basic Loss Per Share                                                       ($0.37)                 ($0.30)
                                                                 =================       =================

Diluted Loss Per Share                                                     ($0.37)                 ($0.30)
                                                                 =================       =================

Weighted Average Common Shares Outstanding, Basic                         149,279                 148,958                 0.2 %
                                                                 =================       =================

Weighted Average Common Shares Outstanding, Diluted                       149,279                 148,958                 0.2 %
                                                                 =================       =================


Operations Analysis:
      Gross profit %, net sales                                             32.5%                   32.7%
      Gross profit %, service and rentals                                   40.7%                   40.8%
      Gross profit %, finance subsidiaries                                  51.4%                   52.5%
      Total gross profit %                                                  37.3%                   37.2%
      SG&A as a % of revenue                                                32.9%                   33.1%
      Operating loss % of revenue                                           (3.5%)                  (3.3%)
      Oper inc % of rev, excl restructuring charge in
         fiscal 2000 and shareholder litigation settlement
         in fiscal 1999                                                      4.4%                    4.1%

IKON Office Solutions, Inc.

FINANCIAL SUMMARY (in thousands, except earnings per share)
EXCLUDING SPECIAL ITEMS

                                                             First Quarter           Fourth Quarter
                                                                  Fiscal                  Fiscal
                                                                   2000                    1999                   % Change
                                                             -----------------       -----------------      --------------------
Revenues
Net sales                                                  $          668,482      $          717,970                (6.9)%
Service and rentals                                                   582,921                 577,780                 0.9
Finance income                                                         81,097                  71,860                12.9
------------------------------------------------------------------------------------------------------
                                                                    1,332,500               1,367,610                (2.6)
------------------------------------------------------------------------------------------------------

Costs and Expenses
Cost of goods sold                                                    451,092                 482,843                (6.6)
Service and rental costs                                              345,438                 341,886                 1.0
Finance interest expense                                               39,452                  34,137                15.6
Selling and administrative                                            438,223                 452,447                (3.1)
------------------------------------------------------------------------------------------------------
                                                                    1,274,205 *             1,311,313 **             (2.8)
------------------------------------------------------------------------------------------------------

Operating income                                                       58,295                  56,297
Interest expense                                                       15,994                  15,652                 2.2
------------------------------------------------------------------------------------------------------
Income before taxes                                                    42,301                  40,645
Income taxes                                                           19,458                  18,900
------------------------------------------------------------------------------------------------------
Net income                                                 $           22,843      $           21,745
                                                             =================       =================


Basic Earnings Per Share                                                $0.15                   $0.15
                                                             =================       =================

Diluted Earnings Per Share                                              $0.15                   $0.15
                                                             =================       =================

Weighted Average Common Shares Outstanding, Basic                     149,279                 148,958                 0.2 %
                                                             =================       =================

Weighted Average Common Shares Outstanding, Diluted                   149,443 ***             149,119 ***             0.2 %
                                                             =================       =================


Operations Analysis:
      Gross profit %, net sales                                         32.5%                   32.7%
      Gross profit %, service and rentals                               40.7%                   40.8%
      Gross profit %, finance subsidiaries                              51.4%                   52.5%
      Total gross profit %                                              37.3%                   37.2%
      SG&A as a % of revenue                                            32.9%                   33.1%
      Operating income % of revenue                                      4.4%                    4.1%

*    Excludes $105.3 million restructuring charge
**   Excludes $101.1 million shareholder litigation settlement
*** As a result of exclusion items, shares that were previously excluded because of a net loss, are now included in the diluted earnings per share calculation

This information is provided for additional analysis and is not intended to be a presentation in accordance with generally accepted accounting principles.